SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 16, 2004 (July 15, 2004)

                                 Arch Coal, Inc.
             (Exact name of registrant as specified in its charter)

        Delaware                        1-13105                43-0921172
-----------------------------   ---------------------------    ----------
(State or other jurisdiction     (Commission File Number)   (I.R.S. Employer
    of incorporation)                                       Identification No.)


            One CityPlace Drive, Suite 300, St. Louis, Missouri 63141
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (314) 994-2700











                               Page 1 of 4 pages.
                         Exhibit Index begins on page 4.

Item 5. Other  Events.

     On July 15, 2004, Arch Coal, Inc. (the "Company"), announced via press release that it had signed a definitive agreement to acquire Itochu Corporation's 35% interest in Canyon Fuel Company, LLC for a purchase price of approximately $112 million. A copy of the Company's press release is attached hereto and incorporated herein by reference in its entirety.



Item 7.  Exhibits.

         (c) The following Exhibit is filed with this Current Report on Form
8-K:

           Exhibit No.               Description
             99                      Press Release dated as of July 15, 2004


























                               Page 2 of 4 pages.
                         Exhibit Index begins on page 4.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 16, 2004                       ARCH COAL, INC.



                                            By: /s/ Janet L. Horgan
                                            -----------------------------------
                                             Janet L. Horgan
                                             Assistant General Counsel and
                                               Assistant Secretary



























                               Page 3 of 4 pages.
                         Exhibit Index begins on page 4.

                                  EXHIBIT INDEX


Exhibit No.                 Description
-----------                ------------
   99                      Press Release dated as of July 15, 2004


































                               Page 4 of 4 pages.

                                                                     Exhibit 99
News from
Arch Coal, Inc.
-------------------------------------------------------------------------------
                                                        FOR FURTHER INFORMATION:

                                                                   Deck Slone
                                                       Vice President, Investor
                                                   Relations and Public Affairs
                                                                 (314) 994-2717

                                                          FOR IMMEDIATE RELEASE
                                                                 July 15, 2004

           Arch Acquires Remaining 35% Interest in Canyon Fuel Company

     ST. LOUIS (July 15, 2004) - Arch Coal, Inc. announced today that it has signed a definitive agreement to acquire Itochu Corporation's 35% interest in Canyon Fuel Company, LLC for a contract price of $112 million. (Per the attached schedule, the present value of the purchase price less cash received totals approximately $98 million.) With the completion of this transaction, Canyon Fuel will become a wholly owned subsidiary of Arch Coal.

     "This acquisition will solidify our position as a leading producer of high-Btu, low-sulfur western bituminous coal," said Steven F. Leer, Arch's president and chief executive officer. "Demand for such coal has strengthened significantly in recent months. Through the planned integration of the Canyon Fuel operations and our West Elk mine in Colorado, we will further enhance our ability to supply this growing segment of the marketplace."

     Canyon Fuel owns and operates two longwall mines in Utah - Sufco in Sevier County and Dugout Canyon in Carbon County. In addition, the company owns the currently idle Skyline mine, which also is located in Carbon County. In total, Canyon Fuel controls approximately 161 million tons of high-quality, low-sulfur coal reserves in Utah. In 2003, Canyon Fuel produced approximately 13.0 million tons of coal. Pro forma net income for 2003 - combining Arch's 65% interest and Itochu's 35% interest and excluding the cumulative effect of accounting change - would have totaled $26.4 million. Pro forma EBITDA totaled approximately $62.3 million in 2003. (EBITDA is defined as earnings before interest, taxes, depreciation, amortization and the cumulative effect of accounting change.)

     The  acquisition  is expected to be  accretive  to EBITDA  immediately  and accretive to earnings within 12 months. The transaction is expected to have an increasingly positive impact on earnings as existing sales contracts expire and additional tons become available for sale into a much-improved market environment.

     "While Itochu has been an excellent partner, we believe that this transaction will enable Arch to create still greater value with these strategic, high-quality assets," Leer said. "Upon completion of the transaction, we will act immediately to integrate our western bituminous operations under the direction of a single management team, which should enhance our ability to operate these mines in the most cost-effective manner, enable us to react quickly to opportunities in the marketplace, and provide our customers with the best possible service." The new structure should lead to reduced overhead costs and other operating synergies, according to Leer.

     "As the only company with a leading position in each of the nation's three principal low-sulfur coal basins, Arch is uniquely equipped to serve the nation's growing demand for the cleanest burning coals," Leer said. "Western bituminous coal is becoming an increasingly important source of Btu's for many U.S. power plants, and we view our production and strong reserve position in this region as an excellent complement to our operations in the Powder River Basin and Central Appalachia."

     As a wholly owned subsidiary of Arch Coal, Canyon Fuel's results now will be consolidated in Arch's financial statements. This simplification of the reporting process should translate into a better appreciation for the true value of the Canyon Fuel operations, Leer noted.

     Consummation of the transaction is conditioned upon obtaining all necessary governmental and regulatory consents and other customary conditions. The transaction is expected to close during the third quarter.

     St. Louis-based Arch Coal is one of the nation's largest coal producers and mines low-sulfur coal exclusively. Through its subsidiary operations in West Virginia, Kentucky, Virginia, Wyoming, Colorado and Utah, Arch provides the fuel for approximately 6 percent of the electricity generated in the United States.

                                      # # #

Forward-Looking Statements: Statements in this press release which are not statements of historical fact are forward-looking statements within the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available to, and expectations and assumptions deemed reasonable by, the company. Because these forward-looking statements are subject to various risks and uncertainties, actual results may differ materially from those projected in the statements. These expectations, assumptions and uncertainties include: the company's ability to consummate the acquisition of the remaining interest in Canyon Fuel; expectation of continued growth in the demand for electricity; belief that legislation and regulations relating to the Clean Air Act and the relatively higher costs of competing fuels will increase demand for its compliance and low-sulfur coal; expectation of continued improved market conditions for the price of coal; expectation that the company will continue to have adequate liquidity from its cash flow from operations, together with available borrowings under its credit facilities, to finance the company's working capital needs; a variety of operational, geologic, permitting, labor and weather related factors; and the other risks and uncertainties which are described from time to time in the company's reports filed with the Securities and Exchange Commission.

 Additional Financial Information
(in millions)                                Financed With
                                      ------------------------------
                                       Cash           Note            Total
                                      -----------------------------------------
                                      -----------------------------------------
   Contract price                      $90.0          $22.0           $112.0
   Discount to bring non-interest
      bearing note* to present value       -           (3.8)            (3.8)
   Cash acquired                        (9.8)             -             (9.8)
                                      -----------   -----------      ----------

   Net purchase price                  $80.2          $18.2            $98.4

* $22 million note payable to seller over five years, discounted to present value at 7%